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                                                                    Exhibit 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



The Board of Directors and Partners of
      AMERICAN REAL ESTATE HOLDINGS LIMITED PARTNERSHIP



We have issued our reports dated March 11, 2005 and November 29, 2005, accompanying the consolidated financial statements of American Real Estate Holdings Limited Partnership in the Annual Report on Form 10-K and Current Report on Form 8-K, respectively, for the year ended December 31, 2004, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in the Registration Statement and to the use of our name as it appears under the caption "Experts."

                                        /s/ GRANT THORNTON LLP

New York, New York
November 29, 2005